                                                                    EXHIBIT 4.37


                           SUBORDINATION AGREEMENT

     This Subordination Agreement ("Agreement") is made by and between Robert
G. Mounger, William M. Mounger, II, William M. Yandell, III and Wirt A. Yerger, III (all of whom are collectively referred to herein as "Lenders"), Mississippi-34 Cellular Corporation, a Mississippi corporation ("Company") and Mercury, Inc., a Louisiana corporation ("MLA").

     WHEREAS, Lenders have loaned the Company certain monies as evidences by 6 promissory notes, copies of which are attached hereto ("Subordinated Obligations");

     WHEREAS, the total current outstanding balance owing on the Subordinated Obligations is $50,000; and

     WHEREAS, all of the parties hereto and certain other individual shareholders of the Company have entered into that certain Securities Purchase Agreement dated as of November 13, 1992 ("Purchase Agreement") in which MLA has agreed to purchase 51% of the outstanding stock of the Company.

     Now, therefore, in order to induce MLA to enter into the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders do hereby jointly and severally agree and covenant as follows:

     1.     Agreement to Subordinate.   All amounts owing by the Company
under or in respect of the Subordinated Obligations are and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all indebtedness and obligations of the Company, now or hereafter owing by the Company whether for principal, interest, premium fees, expenses or otherwise (all such obligations and indebtedness being referred to hereinafter as the "Senior Obligations"). For purposes of this Agreement, the Senior Obligations shall not be deemed paid in full until the owners or holders of the Senior Obligations have received full payment in cash. After full payment of the Senior Obligations, the Company shall make payments on the Subordinated Obligations only out of cash flow of the Company.

     2. No Payment on Subordinated Obligations. None of the Lenders shall ask, demand, sue for, take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any manner, and hereby waive any provision of the Subordinated Obligations requiring payment of all or any of the Subordinated Obligations, unless and until the Senior Obligations shall have been paid in full; nor will any Lender transfer, assign, negotiate or otherwise convey to any person, firm or corporation any interest in or the whole of the Subordinated Obligations unless and until the Senior Obligations have been paid and discharged in full.

     3. Priority on Distribution. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets or properties of the Company or the proceeds thereof to creditors of the Company or upon any indebtedness of the Company, by reason of the liquidation, dissolution or other winding up of the Company or Company's





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business, or in the event of any sale, receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors, or any proceeding by or against the Company for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustments of indebtedness, reorganization, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property which shall be payable or deliverable upon or with respect to any or all indebtedness of the Company to any Lender for or on account, of the Subordinated Obligations shall be paid or delivered directly to the Company for application upon the Senior Obligations in such order and manner as the Company shall elect, whether the Senior Obligations to which such payment may be applied be then due or not due. Each Lender hereby irrevocably authorizes the Company to demand, sue for, collect and receive every such payment or distribution and to give full acquittances therefore and to file claims and take such other steps and proceedings, in the Company's name or in the name of any Lender, or otherwise, as the Company deems suitable for the enforcement of this Agreement.

     4.     Lenders' Receipt.     Should any payment or distribution or
security or proceeds thereof be received by any Lender upon or with respect to any indebtedness evidenced by a Subordinated Obligation prior to the satisfaction in full of all of the Senior Obligations, such Lender shall deliver the same to the Company in precisely the form received (with any endorsements necessary to effect collection





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or transfer) for application upon the Senior Obligations and until so delivered, the same shall be held in trust by the Company as its property. If a Lender shall fail, neglect or refuse to make any such endorsement or assignment, the Company or any of its officers are hereby authorized to make the same.

     5.     No Proceedings.     So long as any of the Senior Obligations remain
unpaid, no Lender shall commence, or join with any creditor in commencing, any proceeding referred to in Section 3 above.

     6.     Lenders' Receipts.     All payments or distributions  upon or with
respect to the Subordinated Obligations which are received by a Lender contrary to the provisions of this Agreement shall be received in trust for the benefit of the Company, shall be segregated from other funds and property held by the Lender and shall be forthwith paid over to the Company in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations.

     7.     Additional Borrowings.     At any time and from time to time,
without notice to any Lender, the Company may enter into any agreement or agreements with other lenders creating new or additional debt, extend and renew the payment of any debt for any term or terms, take and release collateral and/or security, accept and receive payments upon the Senior Obligations, grant indulgences and compromise claims and do anything generally with respect to the





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Senior Obligations without in any manner impairing or altering any right or remedy conferred upon the Company or intended to be conferred upon the Company under the terms of this Agreement.

     8.     Rights of Subrogation.     No payment or distribution by the
Company on the Senior Obligations shall entitle any Lender to exercise any rights or subrogation in respect thereof until the Senior Obligations have been paid in full.

     9.     Legend; Further Assurances.     Each Lender and the Company will
cause each instrument evidencing the Subordinated Obligations to be endorsed with the following legend:

            This Note and the indebtedness evidenced hereby is subordinated in right of payment to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, that certain Subordination Agreement dated as of November 20, 1992 executed by the maker hereof and the payee named herein in favor of maker.

Each Lender and the COmpany will each, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Company may reasonably request, in order to protect any right or interest granted or purported to be granted in this Agreement or to enable the Company to exercise and enforce its rights and remedies hereunder.

     10.     Representations and Warranties.     Each Lender represents and
warrants as follows:





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     a.     The maximum aggregate principal amount of the Subordinated
Obligations does not exceed $50,000 and no default exists in respect of any such Subordinated Obligation.

     b. Lenders own the Subordinated Obligations now outstanding free and clear of any lien, security interest, charge or encumbrance.

     c. This Agreement constitutes a legal, valid and binding obligation of Lender, enforcable in accordance with these terms.


     11.    Amendments.    No amendment or waiver of any provision of this
Agreement, nor consent to any departure by any Lender or the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and MLA, and then such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given.

     12.    Termination.   This Agreement shall terminate upon the
termination of that certain Option Agreement of even date hereof between the parties hereto and certain other shareholders of the Company ("OPTION AGREEMENT") unless MLA acquires a majority interest in the common stock of the Company pursuant to the Option Agreement or unless there is a breach by the Sellers (as defined in the Option Agreement) of that certain Repurchase Agreement of even date hereof between the parties hereto and certain other shareholders of the Company.

     13.    Waiver.        Any waiver, forbearance, failure or delay by the
Company in exercising any right, power or remedy, simultaneous or later shall not preclude the further, simultaneous or later





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excise thereof, and every right, power and remedy of the Company shall continue in full force and effect until such right, power or remedy is specifically waived in writing executed by the Company and MLA. The remedies herein provided are cumulative and non-exclusive of any remedies provided by law.

     14.    Legal Fees.     If any  party to this Agreement shall employ legal
counsel to protect his or its rights hereunder or to enforce any term or provision herein, then the party not prevailing in any such action shall pay the prevailing party all of his or its reasonable attorneys fees and expenses incurred in such action.

     15.    Notices.     All notices and other communications provided for
herein shall be in writing, duly signed and shall be delivered by hand, by certified mail postage prepaid return receipt requiested, by confirmed facsimile transmission or by overnight delivery service to the respective party at the following address or to such other address as each party may hereafter designate in writing in accordance with the provisions of this section:


     Robert G. Mounger
     200 East Capitol Street, Suite 1647
     Jackson, MS  39201
     Fax:  (601) 948-1102

     William M. Mounger, II
     200 East Capitol Street, Suite 1647
     Jackson, MS  39201
     (601) 948-1102

     William M. Yandell, III
     200 East Capitol Street, Suite 1647
     Jackson, MS  39201
     Fax:  (601) 948-1102





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     Wirt A. Yerger, III
     200 East Capitol Street, Suite 1647
     Jackson, MS  39201
     Fax: (601) 355-3227

     Mercury, Inc.
     CM Tower
     One Lakeshore Drive
     Suite 1495
     Lake Charles, LA  70601
     Fax:  (318) 433-0587

     Mississippi-34 Cellular Corporation:
     CM Tower
     One Lakeshore Drive
     Suite 1495
     Lake Charles, LA  70601
     Fax:  (318) 433-0587

All such notices and other communications shall be deemed to have been duly delivered and received (a) on the date of delivery by hand, (b) two days following prepaid deposit with an overnight delivery service, (c) on the date of receipt (as shown on the return receipt) if mailed by certified mail postage prepaid return receipt requested, or (d) one day after confirmed facsimile transmission, as the case may be.

     16.    Entire Agreement; Severability.     This Agreement and the Purchase
Agreement set forth the entire understanding of the parties hereto concerning the subordination of the Subordinated Obligations and supersede all previous agreements and understandings among them concerning such matters. If any provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.





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     17.    Continuing Agreement.     This Agreement is a continuing agreement
of subordination and the Company may, from time to time and without notice to the Lenders, borrow money and make other financial arrangements in reliance hereon. This Agreement shall be binding upon and inure to the benefit of the Company and each Lender and their respective successors and assigns, until the Subordinated Obligations shall have been paid in full.

     18.    Governing Law.     This Agreement shall be governed by and
construed in accordance with, the internal laws of the State of Mississippi.

     19.    Execution in Counterparts.     This Agreement may be executed in
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Witness our signatures on the dates indicated below to be effective as of November 20, 1992.



Date:  11/19/92                      /s/ ROBERT G. MOUNGER
       --------                      -------------------------------------------
                                     Robert G. Mounger

Date:  11/19/92                      /s/ WILLIAM M. MOUNGER, II
       --------                      -------------------------------------------
                                     William M. Mounger, II

Date:  11/19/92                      /s/ WILLIAM M. YANDELL, III
       --------                      -------------------------------------------
                                     William M. Yandell, III

Date:  11/19/92                      /s/ WIRT A. YERGER, III
       --------                      -------------------------------------------
                                     Wirt A. Yerger, III





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                                      MISSISSIPPI-34 CELLULAR CORPORATION


Date:  11/19/92                       By:    /s/ WILLIAM M. YANDELL, III
       --------                              -----------------------------------
                                             William M. Yandell, III,
                                             President



                                      MERCURY, INC.

Date:  11/19/92                       By:    /s/ WILLIAM L. HENNING, JR.
       --------                              -----------------------------------
                                             William L. Henning, Jr.
                                             Chairman/CEO





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                                MISSISSIPPI 34
                         N/P - LONG TERM STOCKHOLDERS
                             ACCT 4-100-2530-000


     SHAREHOLDER                   AMOUNT
----------------------------------------------------------
   Robert G. Mounger                8,000.00 was 16,500
William M. Mounger, II             14,000.00 was 17,500
William M. Yandell, III            14,000.00 was 17,500
  Wirt A. Yerger, III              14,000.00 was 25,000
                                   ---------
                                   50,000.00
                                   =========






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Shareholders of Mississippi 34 Cellular Corporation

Mercury Inc.                                       51%

David Bailey                                       25%
Bailey Cable Vision
807 Church Street
Port Gibson, MS  39150

E.B. Martin, Jr.                                  1.8%
Young, Scanlan, Sessums
P.O. Box 23059
Jackson, MS  39225-3059

Robert Mounger                                    3.3%
200 E. Capitol Street, Suite 1601
Jackson, MS  39201

William M. Mounger, III                           5.7%
1410 Livingston Lane
Jackson, MS  39213

James Murrell                                     1.8%
1410 Livingston Lane
Jackson, MS  39213

William M. Yandall, III                           5.7%
6082 Wood Way Drive
Memphis, TN  38120

Wirt A. Yerger, III                               5.7%
Cotton Communications
2600 Insurance Center Drive, Suite A-200
Jackson, MS 39216